Exhibit 99.4

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES

Merger of Vitru Limited with and into
Vitru Brasil Empreendimentos, Participações e Comércio S.A.

Pursuant to the Prospectus dated [·], 2024

One Common Share of Vitru Limited

for

Four Common Shares of Vitru Brasil Empreendimentos, Participações e Comércio S.A.

or

Four American Depositary Shares, Each Representing One Common Share of Vitru Brasil Empreendimentos,
Participações e Comércio S.A.

subject in each case, to the procedures described in the

Prospectus and this Letter of Election and Transmittal

THE DEADLINE TO MAKE AN ELECTION IS [·] [A/P].M., [·] TIME, ON [·], 2024 (THE “ELECTION DEADLINE”).

[·], 2024

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

In connection with the merger of Vitru Limited, an exempted company incorporated in the Cayman Islands (“Vitru Cayman”), with and into Vitru Brasil Empreendimentos, Participações e Comércio S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Vitru Brazil” and the “Merger”), holders of Vitru Cayman common shares, par value US$0.00005 per share (the “Vitru Cayman Shares”), may elect (the “Election”) to have their Vitru Cayman Shares converted into the right to receive the Merger consideration pursuant to one of the following options:

•	a holder may elect to surrender and convert each of his, her or its Vitru Cayman Shares into the right to receive common shares of Vitru Brazil (the “Vitru Brazil Shares”), as described below and in the Prospectus dated [·], 2024 (as may be amended, the “Prospectus”) included in the registration statement on Form F-4 filed by Vitru Brazil with the U.S. Securities and Exchange Commission (File No. 333-274353). If a holder elects to receive Vitru Brazil Shares, additionally the holder must create an account with Vitru Brazil’s transfer agent, BTG Pactual Serviços Financeiros S.A. DTVM (the “Vitru Brazil Transfer Agent”), at the contact e-mail address herein by no later than [·], 2024 (unless they (i) are a non-resident in Brazil investing under the Portfolio Investment Regime detailed under “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Investment in Our Common Shares by Non-Residents of Brazil” in the Prospectus (“Portfolio Investor”), or (ii) are a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and they choose to receive Vitru Brazil Shares in their custody account at B3 S.A. – Brasil, Bolsa, Balcão (“B3”), in which case they must contact their custodian to arrange for delivery of the Vitru Brazil Shares). If the holder fails to do so, or their Election is not valid, the holder will instead receive Vitru Brazil ADS (as defined below) in respect of their Vitru Cayman Shares; or

•	if a holder does not make a valid Election and take such other necessary steps to receive Vitru Brazil Shares, upon the closing of the Merger his, her or its Vitru Cayman Shares will automatically be converted into the right to receive Vitru Brazil American depositary shares (each representing one Vitru Brazil Share) (the “Vitru Brazil ADS”), as described below and in the Prospectus.

All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Vitru Cayman Shares regarding the Merger. For your information and for forwarding to your clients for whom you hold Vitru Cayman Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Letter of Election and Transmittal for your use and for the information of your clients (including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

2. A form of letter, which may be sent to your clients for whose account you hold Vitru Cayman Shares registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Merger; and

3. A return envelope addressed to Equiniti Trust Company, LLC (the “Exchange Agent”).

If a holder owns more than one Vitru Cayman Share, a holder can only make an Election with respect to his, her or its full shareholding. By submitting an Election with respect to any Vitru Cayman Shares, a holder represents that he, she or it holds no other Vitru Cayman Shares.

Note: In order to receive Vitru Brazil Shares, holders must (1) create an account with BTG Pactual Serviços Financeiros S.A. DTVM (the “Vitru Brazil Transfer Agent”) at the contact e-mail address below by no later than [●], 2024 (unless they (i) are a Portfolio Investor, in which case their Vitru Brazil Shares will be delivered automatically to their custody account at B3, or (ii) are a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and they choose to receive Vitru Brazil Shares in their custody account at the B3, in which case they must contact their custodian to arrange for delivery of the Vitru Brazil Shares), (2) in the case of holders who are non-residents in Brazil, their Investment Registration Code (Código SCE-IED or Código RDE-Portfólio) must be included in the Letter of Election and Transmittal, and (3) their Brazilian Taxpayer Identification Number (Cadastro Nacional da Pessoa Jurídica (CNPJ) for legal entities or Cadastro de Pessoas Físicas (CPF) for individuals) must be included in the Letter of Election and Transmittal. If any of these steps are not completed, holders will not receive Vitru Brazil Shares and their Vitru Cayman Shares will instead be converted into the right to receive Vitru Brazil ADSs.

If holders need to create an account, they may contact the Vitru Brazil Transfer Agent by email at Fs.stockta@btgpactual.com. In order to create the account, the holder will need to provide the Vitru Brazil Transfer Agent with certain customary documents by no later than [●], 2024, including among others their Brazilian taxpayer identification number (Cadastro de Pessoas Físicas — CPF for individuals or Cadastro Nacional da Pessoa Jurídica — CNPJ for legal entities), evidence of investment registration with the Central Bank of Brazil (if applicable), identification and proof of address (in the case of individuals) or organizational and corporate documents (in the case of an entity), tax information, financial statements (if applicable) and beneficial ownership information.

Your prompt action is requested. The deadline to make an Election is [·] [a/p].m., [·] time, on [·], 2024 (the “Election Deadline”). Holders of Vitru Cayman Shares may change or revoke their Election at any time prior to the Election Deadline, by written notice to the Exchange Agent prior to the Election Deadline. A holder of Vitru Cayman Shares may change or revoke an Election by providing written notice to the Exchange Agent, which must be received by the Exchange Agent prior to the Election Deadline, accompanied by a properly completed and signed revised Letter of Election and Transmittal, or by withdrawing his, her or its Vitru Cayman Shares previously surrendered to the Exchange Agent.

The Merger is subject to the satisfaction or waiver of certain customary closing conditions as described in the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by Vitru Brazil (File No. 333-274353), of which the Prospectus forms a part (the “Registration Statement”), including, among others, (i) approval of the Merger and related agreements and transactions by (a) Vitru Cayman’s shareholders, (b) Vitru Brazil’s shareholder, (ii) the Registration Statement having been declared effective by the SEC, (iii) the conversion of Vitru Brazil’s registration granted by the Brazilian Securities Commission (Comissão de Valores Mobiliários) from category “B” to “A,” and (iv) the listing of Vitru Brazil’s shares on the Novo Mercado segment of the stock exchange operated by B3 S.A. – Brasil, Bolsa, Balcão.

To effect an Election in connection with the Merger, a duly executed and properly completed Letter of Election and Transmittal (or agent’s message in lieu thereof) and any other required documents, must be sent to the Exchange Agent and certificates representing the Vitru Cayman Shares must be delivered to the Exchange Agent (or book-entry transfer of the Vitru Cayman Shares must be made into the Exchange Agent’s account at the Depository Trust Company (“DTC”)), all in accordance with the instructions set forth in the Letter of Election and Transmittal and the Prospectus.

Questions or requests for assistance may be directed to the Information Agent or the Exchange Agent at the addresses and telephone numbers set forth below:

The Exchange Agent for the Merger is:

Equiniti Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 525 Ridgefield Park

New Jersey 07660
For assistance call (877) 248-6417 or (718) 921-8317

The Information Agent for the Merger is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, NY 10005
Banks & Brokers May Call: +1 (212) 269-5550
All Others Call Toll-Free: +1 (866) 416-0553

Email: vitru@dfking.com

You can also obtain additional copies of the Prospectus and the Letter of Election and Transmittal from the Information Agent.

Very truly yours,

Vitru Brasil Empreendimentos, Participações e Comércio S.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF VITRU BRAZIL, VITRU CAYMAN, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE MERGER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.